SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2004

Onvia.com, Inc.

(Exact name of registrant as specified in its charter)

000-29609

(Commission File Number)

Delaware	91-1859172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1260 Mercer Street

Seattle, WA 98109

(Address of principal executive offices, with zip code)

(206) 282-5170

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure

On April 1, 2004, Onvia.com, Inc. (“Onvia”), a Delaware corporation, issued a press release announcing the resignations of Nancy J. Schoendorf and Kenneth A. Fox as members of the Board of Directors of Onvia and the appointment of James L. Brill and Roger L. Feldman to the Board of Directors to fill the vacancies created by such resignations. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference. The Board accepted the resignations of Ms. Schoendorf and Mr. Fox in March 2004. Neither of the resignations was due to a disagreement with Onvia on any matter relating to Onvia’s operations, policies, or practices.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1 Press release dated April 1, 2004 announcing the resignations of Nancy J. Schoendorf and Kenneth A. Fox as members of the Board of Directors of Onvia and the appointment of James L. Brill and Roger L. Feldman to the Board of Directors to fill the vacancies created by such resignations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia.com, Inc.

Date: April 1, 2004	By:	/s/ Clayton W. Lewis
Clayton W. Lewis
President and Chief Operating Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated April 1, 2004 announcing the resignations of Nancy J. Schoendorf and Kenneth A. Fox as members of the Board of Directors of Onvia and the appointment of James L. Brill and Roger L. Feldman to the Board of Directors to fill the vacancies created by such resignations.